Exhibit 99.1

CONSOLIDATED ADJUSTED OPERATING INCOME AND ADJUSTED OPERATING RATIO (UNAUDITED)(1)(2)(3)
(Dollars in thousands)

	Three Months Ended								Years Ended December 31,
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	2017	2018
GAAP Presentation
Total revenue	$271,182	$273,243	$521,608	$1,359,420	$1,271,132	$1,331,683	$1,346,611	$1,394,640	$2,425,453	$5,344,066
Total operating expenses	(248,544)	(244,833)	(515,797)	(1,215,649)	(1,177,388)	(1,207,441)	(1,202,331)	(1,187,863)	(2,224,823)	(4,775,023)
Operating income	$22,638	$28,410	$5,811	$143,771	$93,744	$124,242	$144,280	$206,777	$200,630	$569,043
Operating ratio	91.7%	89.6%	98.9%	89.4%	92.6%	90.7%	89.3%	85.2%	91.7%	89.4%

Non-GAAP Presentation
Total revenue	$271,182	$273,243	$521,608	$1,359,420	$1,271,132	$1,331,683	$1,346,611	$1,394,640	$2,425,453	$5,344,066
Trucking fuel surcharge	(26,202)	(26,221)	(48,442)	(125,105)	(129,091)	(140,661)	(134,591)	(130,055)	(225,970)	(534,398)
Revenue, excluding trucking fuel surcharge	244,980	247,022	473,166	1,234,315	1,142,041	1,191,022	1,212,020	1,264,585	2,199,483	4,809,668

Total operating expenses	248,544	244,833	515,797	1,215,649	1,177,388	1,207,441	1,202,331	1,187,863	2,224,823	4,775,023
Adjusted for:
Trucking fuel surcharge	(26,202)	(26,221)	(48,442)	(125,105)	(129,091)	(140,661)	(134,591)	(130,055)	(225,970)	(534,398)
Impairments (4)	—	—	(16,746)	(98)	—	—	—	(2,798)	(16,844)	(2,798)
Amortization of intangibles (5)	—	—	(2,529)	(10,343)	(10,509)	(10,687)	(10,695)	(10,693)	(12,872)	(42,584)
Severance expense (6)	—	—	—	—	—	—	(1,568)	(390)	—	(1,958)
Accruals for class action lawsuits (7)	—	—	—	(1,900)	—	—	—	(1,000)	(1,900)	(1,000)
Merger-related costs (8)	—	(4,178)	(18,934)	—	—	—	—	—	(23,112)	—
Adjusted Operating Expenses	222,342	214,434	429,146	1,078,203	1,037,788	1,056,093	1,055,477	1,042,927	1,944,125	4,192,285
Adjusted Operating Income	$22,638	$32,588	$44,020	$156,112	$104,253	$134,929	$156,543	$221,658	$255,358	$617,383
Adjusted Operating Ratio	90.8%	86.8%	90.7%	87.4%	90.9%	88.7%	87.1%	82.5%	88.4%	87.2%

(1)
During the first quarter of 2019, Knight-Swift Transportation Holdings Inc. (the “Company”) analyzed its various operating segments between Knight and Swift. Based on the analysis of both the qualitative and quantitative characteristics, the Company aggregated the various operating segments into three reportable segments: Trucking, Logistics and Intermodal. The Trucking reportable segment aggregates the Knight Trucking, Swift Truckload, Swift Dedicated, and Swift Refrigerated operating segments. The Logistics reportable segment aggregates the Knight Brokerage and Swift Logistics operating segments. The Intermodal reportable segment aggregates the Knight Intermodal and Swift Intermodal operating segments. The non-reportable segments include the support services the Company and its subsidiaries provide to customers and independent contractors, including repairs and maintenance shop services, equipment leasing and insurance, as well as the amortization of intangibles related to the merger of Knight and Swift on September 8, 2017 (the "2017 Merger"), legal settlements and accruals, and certain other corporate expenses.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the 2017 Merger, in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(3)
Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures and should not be considered alternatives, or superior, to the most directly comparable GAAP financial measures. However, management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding the Company's results of operations.

(4)
During the quarter ended September 30, 2017, the Company terminated the implementation of Swift's enterprise resource planning system, resulting in an impairment loss. Additionally, during the quarter ended December 31, 2017, management reassessed the fair value of certain tractors within the Company's leasing subsidiary, Interstate Equipment Leasing, LLC, determining that there was an impairment loss. During the fourth quarter of 2018, the Company incurred impairment charges related to the Company airplane of $2.2 million and incurred impairment charges related to replaced software systems of $0.6 million.

(5)	"Amortization of intangibles" reflects the non-cash amortization relating to intangible assets identified in the 2017 Merger, Abilene acquisition, and historical Knight acquisitions.

(6)	Severance expenses were incurred during the third and fourth quarter of 2018 in relation to certain organizational changes at Swift.

(7)	In 2017 and 2018, the Company incurred expenses related to certain class action lawsuits involving employment-related claims.

(8)
During the second and third quarters of 2017, Knight incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees, acceleration of stock compensation expense, bonuses, and other operating expenses.